Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Sep-96            30-Sep-96
Distribution Date:    15-Oct-96                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $14,243,617.48    $37.10783762
          Class B Certificate Amount   $1,072,100.24    $37.10716600

(ii)  Interest Distribution
          Class A Certificate Amount   $2,063,161.02     $5.37500001
          Class B Certificate Amount     $161,313.64     $5.58333345

(iii)  Servicing Fee                     $343,946.59     $0.83333333

(iv)  Class A Certificate Balance
         (after principal distributions)             $369,600,292.41
        Class A Pool Factor
         (after principal distributions)                   0.9628922
        Class B Certificate Balance
         (after principal distributions)              $27,819,899.76
        Class B Pool Factor
         (after principal distributions)                   0.9628928

(v)  Total Pool Balance
         (end of Collection Period)                  $397,420,192.17

                                      Current Period      Cumulative
vi)     Defaulted Receivables                  $0.00           $0.00
         Liquidation Proceeds                  $0.00           $0.00
         Aggregate Net Losses                  $0.00           $0.00

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                               $35,906.00
          Interest Portion                                   $342.42

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $15,085,787.48

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $19,871,009.61